                  OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                            ARTICLES OF AMENDMENT

      Oppenheimer  Quest  Global  Value Fund,  Inc.,  an  open-end  investment company  registered  under the  Investment  Company  Act of 1940,  as amended, organized as a Maryland  corporation  having its principal office in the State of Maryland in Baltimore City (hereinafter called the  "Corporation"),  hereby certifies that as of August 29, 2003:

      FIRST:  Pursuant  to  authority  contained  in  Article  SECOND  of  the
Corporation's  Articles of Incorporation,  all references in these Articles of
Incorporation,  as amended,  to Oppenheimer  Quest Global Value Fund, Inc. are changed to Oppenheimer Quest International Value Fund, Inc.;

      SECOND:  These  Articles of  Amendment  pertain  solely to an  amendment that  may be made  without  shareholder  approval  as  permitted  by  Maryland
General Corporation Law section 2-605(a)(4);

      THIRD:  These  Articles  of  Amendment  have  been duly  authorized  and approved by a majority of the Board of  Directors  of the  Corporation  as set
forth in Maryland General Corporation Law section 2-607.

      IN WITNESS  WHEREOF,  Oppenheimer  Quest  Global  Value Fund,  Inc.  has
caused  these  Articles  of  Amendment  to be executed  by its  Secretary  and witnessed by its Assistant  Secretary as of this 4th day of August,  2003. The undersigned  Secretary of the Corporation  acknowledges  them to be the act of the  Corporation  and verifies and states under the penalties of perjury that, to the best of his knowledge,  information  and belief,  the matters and facts set forth herein with respect to  authorization  and approval  hereof are true in all material respects.

                                    Oppenheimer Quest Global Value Fund, Inc.

                                    By:  /s/ Robert G. Zack
                                         -------------------
                                         Robert G. Zack
                                         Secretary

WITNESS:

By:  /s/ Katherine P. Feld
     ----------------------
     Katherine P. Feld
     Assistant Secretary